UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California		94128-8999
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 21, 2013, Gary P. Coughlan gave notice of his decision not to stand for re-election as a member of the Board of Directors of Visa Inc. (the “Company”) at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Coughlan’s decision not to stand for re-election is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Coughlan will continue to serve the remainder of his term as a director until the Annual Meeting, which is scheduled to be held on January 29, 2014.

Item 8.01	Other Events.

On November 21, 2013, the Board of Directors nominated Alfred F. Kelly, Jr. and Maynard G. Webb, Jr. for election as directors of the Company at the Annual Meeting. The Board determined that each of Mr. Kelly and Mr. Webb, if elected, will be an independent director within the meaning of the New York Stock Exchange listing standards. The Company intends to include Mr. Kelly and Mr. Webb in the list of director nominees in a definitive proxy statement to be filed with the Securities and Exchange Commission in connection with the Annual Meeting.

A copy of the press release with respect to Mr. Coughlan’s decision not to stand for re-election and Mr. Kelly’s and Mr. Webb’s nominations is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Visa Inc., dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: November 25, 2013
	By:	/s/ Charles W. Scharf
Charles W. Scharf Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Visa Inc., dated November 25, 2013